UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 17, 2017

____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

For the period from January 10, 2017 through January 18, 2017, WPCS International Incorporated (the “Company”) issued a total of 294,000 shares of its common stock, par value $0.0001 per share (“Common Stock”) in transactions that were not registered under the Securities Act of 1933, as amended. The issuance on January 17, 2017 resulted in an increase in the number of shares of Common Stock outstanding by more than 5% compared to the number of shares of Common Stock reported outstanding in the Quarterly Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2016. The shares of Common Stock were issued upon conversion of shares of Series H-1 Convertible Preferred Stock and were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933, as amended.

As of January 18, 2017 the Company has 3,182,659 shares of Common Stock outstanding.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: January 19, 2017	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Chief Executive Officer